================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           MONRO MUFFLER BRAKE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            MONRO MUFFLER BRAKE, INC.
                              200 HOLLEDER PARKWAY
                            ROCHESTER, NEW YORK 14615

                                ---------------

                           NOTICE OF ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                 AUGUST 3, 1998

                                ---------------


To the Shareholders of
MONRO MUFFLER BRAKE, INC.


         The Annual Meeting of Shareholders of Monro Muffler Brake, Inc. (the "Company") will be held at The Hutchison House, 930 East Avenue, Rochester, New York 14607, on Monday, August 3, 1998, commencing at 10 a.m., for the following purposes:


           1. electing five directors to Class 1 of the Board of Directors to serve a two-year term, and until their successors are duly elected and qualified at the 2000 annual meeting of shareholders;

           2. ratifying the re-appointment of Price Waterhouse LLP as the independent auditors of the Company for the fiscal year ending March 31, 1999; and

           3. considering such other business as may properly be brought before the meeting or any adjournment or postponement thereof.


         Only shareholders of record at the close of business on Monday, June 8, 1998, will be entitled to vote at the meeting.



                                                            /s/ Robert W. August
                                                            --------------------
                                                                Robert W. August
                                                                Secretary


Rochester, New York
July 1, 1998


         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

                            MONRO MUFFLER BRAKE, INC.
                              200 HOLLEDER PARKWAY
                            ROCHESTER, NEW YORK 14615

                                ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 3, 1998
                                ---------------


                             SOLICITATION OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of Monro Muffler Brake, Inc., a New York corporation (the "Company" or "Monro"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Hutchison House, 930 East Avenue, Rochester, New York 14607, on Monday, August 3, 1998, commencing at 10 a.m., or at any adjournment or postponement thereof.

         A shareholder who executes a proxy may revoke it at any time before it is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy. A proxy which is properly signed and not revoked will be voted for the nominees for election as directors listed herein and for the ratification of the re-appointment of independent auditors as proposed herein, unless contrary instructions are given, and such proxy may be voted by the persons named in the proxy in their discretion upon such other business as may be properly brought before the meeting.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding shares in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such shares. It is anticipated that the mailing of this Proxy Statement will commence on or about July 3, 1998.


                                VOTING SECURITIES

         Only shareholders of record at the close of business on Monday, June 8, 1998 will be entitled to vote. At such date, the Company had outstanding 7,915,797 shares of common stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote on each matter as may properly be brought before the meeting.

         On May 13, 1998, the Board of Directors of the Company declared a five percent stock dividend, payable June 18, 1998, to holders of record as of June 8, 1998. Shares of Common Stock listed in this Proxy Statement as outstanding or beneficially owned by any person do not include any shares to be issued in connection with such dividend. Shares issued to effect the stock dividend will not vote at the Annual Meeting.

         The voting rights of holders of Common Stock are subject to the voting rights of the holders of 91,727 shares outstanding of the Company's Class C Convertible Preferred Stock, par value $1.50 per share ("Class C Preferred Stock"). The vote of the holders of at least 60% of the shares of Class C Preferred Stock at the time outstanding, voting as a separate class, or, alternatively, the written consent of the holders of all outstanding shares of Class C Preferred Stock is needed to effect or validate any action approved by a vote of the holders of shares of Common Stock. Therefore, such preferred shareholders have an effective veto over all matters put to a vote of common shareholders, and such veto power could be used, among other things, to block the election of directors, the ratification of the appointment of auditors, or any other transaction that the holders of Common Stock might otherwise approve at the Annual Meeting. It is expected that the holders of Class C Preferred Stock will approve, by unanimous written consent, all matters currently proposed to be put to a vote of common shareholders at the Annual Meeting.

         With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Director nominees must receive a plurality of the votes cast at the meeting to be elected. Votes that are withheld from any nominee are counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a plurality. Abstentions may be specified on proposals other than the election of directors, which proposals require a majority of the votes cast at the meeting for approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but are not deemed cast at the meeting and, thus, have no effect on the determination of a majority. With respect to shares of Common Stock held in street name, where no vote is indicated on a matter because the nominee or broker lacks authority to vote such shares without specific instructions from the beneficial owner and the nominee or broker has received no such instructions (a "broker non-vote"), such shares are not counted as present for the purpose of determining the existence of a quorum and are not counted as votes cast with respect to any such matter.

                             PRINCIPAL SHAREHOLDERS

         As of June 1, 1998 (unless otherwise indicated), the following are the only persons or entities known to the Company to be the beneficial owners of more than five percent of the Common Stock:

                                           TOTAL NUMBER
                                              OF SHARES
NAME AND ADDRESS OF                         BENEFICIALLY               PERCENT
  BENEFICIAL OWNER                              OWNED                  OF CLASS
-----------------------------              ---------------             --------

Peter J. Solomon                             1,383,648 (1)                16.6
810 Fifth Avenue
New York, New York  10021

Robert Fleming Inc.                            583,504 (2)                 7.4
320 Park Avenue
New York, New York  10022

FMR Corp.                                      581,219 (3)                 7.3
82 Devonshire Street
Boston, Massachusetts  02109

Donald Glickman                                573,147 (4)                 7.2
575 Park Avenue
New York, New York  10021

The Kaufmann Fund, Inc.                        520,000 (5)                 6.6
140 East 45th Street
43rd Floor
New York, New York  10017

Rockefeller & Co., Inc.                        423,019 (6)                 5.3
30 Rockefeller Plaza
New York, New York 10112
-------------------

(1) Includes 65,000 shares of Class C Preferred Stock (including 45,000 shares held in trust for the benefit of Mr. Solomon's children for which Mr. Solomon is trustee) presently convertible into 429,015 shares of Common Stock. Also includes 836,995 shares of Common Stock held in trusts for the benefit of Mr. Solomon's children for which Mr. Solomon is the trustee. Mr. Solomon disclaims beneficial ownership of all such shares held in trust.

(2) Beneficial ownership reported as of December 31, 1997, according to a statement on Schedule 13G, dated February 23, 1998, of Robert Fleming Inc., a registered investment adviser.

(3) Beneficial ownership reported as of December 31, 1997, according to a statement on Schedule 13G, dated February 14, 1998, of FMR Corp., a parent holding company of Fidelity Management & Research Company, a registered investment adviser.

(4) Excludes shares of Common Stock owned by Mr. Glickman's children. Mr. Glickman disclaims beneficial ownership of such shares.

(5) Beneficial ownership reported as of December 31, 1997, according to a statement on Schedule 13G, dated December 31, 1997, of The Kaufmann Fund, Inc., a registered investment company.

(6) Beneficial ownership reported as of December 31, 1997, according to a statement on Schedule 13G, dated February 12, 1998, of Rockefeller & Co., Inc., a registered investment advisor.

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company is divided into two classes having terms which expire at the Annual Meeting (Class 1) and at the 1999 annual meeting of shareholders (Class 2). The five Class 1 directors are proposed for re-election at the Annual Meeting.

CURRENT NOMINEES

         It is proposed to elect at the Annual Meeting five persons to Class 1 of the Board of Directors to serve (subject to the Company's by-laws) until the election and qualification of their successors at the 2000 annual meeting of shareholders. If any such person should be unwilling or unable to serve as a director of the Company (which is not anticipated), the persons named in the proxy will vote the proxy for substitute nominees selected by them unless the number of directors has been reduced to the number of nominees willing and able to serve.

         The following table sets forth certain information, including information concerning beneficial ownership of Common Stock as of June 1, 1998, for the Class 1 directors, each of whom is nominated for re-election:

                                       DIRECTOR                           COMMON STOCK                  PERCENT
         NAME                            SINCE           AGE            BENEFICIALLY OWNED              OF CLASS
-----------------                  ---------------       ---            ------------------              --------

Burton S. August                       May 1969           83              84,290 (1) (2)                   1.1

Robert W. August                      July 1982           46             326,546 (1)                       4.1

Donald Glickman                       July 1984           65             573,147 (2) (3)                   7.2

Lionel B. Spiro                      August 1992          59              15,526 (2)                         *

W. Gary Wood                         February 1993        47              13,893 (2)                         *
----------------
*       Less than 1% of the shares deemed outstanding.

(1)     Includes 36,289 shares of Common Stock held in The Charles J. and Burton
        S. August Family Foundation, a charitable trust for which Mr. August is a trustee. Mr. August disclaims beneficial ownership of such shares held in trust.

(2) Includes 11,576 shares of Common Stock attributable to options granted pursuant to the Non-Employee Directors' Stock Option Plan.

(3)     See note (4) under "Principal Shareholders."


Biographical Information
------------------------

          Burton S. August was a Vice President of the Company until May 1980, when he retired. Mr. August has been a director of Home Properties of New York since August 4, 1994.

          Robert W. August has been Senior Vice President - Store Support since October 1996 and Secretary since July 1984. Mr. August was Senior Vice President
- Marketing from May 1992 through October 1996, Vice President - Marketing from July 1989 to May 1992, Executive Vice President from 1984 through July 1989, and has worked for Monro in various other capacities since 1968.

          Donald Glickman is a private investor and has been a partner of J.F. Lehman & Company, an investment banking firm, since January 1993. He was an executive employee of Peter J. Solomon Company Limited, an investment banking firm, from July 1989 to June 1992. From July 1988 to July 1989, he was a managing director of Shearson Lehman Hutton, Inc. Prior to July 1988, Mr. Glickman was a Senior Vice President of the First National Bank of Chicago. Mr. Glickman is a director of Burke Industries, Inc., Macneal Schwendler Corporation and General Aluminum Corporation, and a trustee of MassMutual Corporate Investors and MassMutual Participation Investors. He is Chairman of Elgar Holdings, Inc.

          Lionel B. Spiro was the Chairman and President of Charrette Corporation of Woburn, Massachusetts, a distributor of design supplies and imaging services, until July 1997, when he retired. Mr. Spiro co-founded the company in 1964.

          W. Gary Wood was a principal with Deloitte & Touche, an accounting, tax and consulting firm, from 1984 through 1993 in the management consulting practice, working from Deloitte & Touche's Michigan office. Mr. Wood currently is an independent business owner with operations in computer services and in specialty manufacturing.

CONTINUING DIRECTORS

          The following table sets forth certain information, for each of the continuing Class 2 directors, including information concerning beneficial ownership of Common Stock as of June 1, 1998:

                                         DIRECTOR                                  COMMON STOCK                  PERCENT
            NAME                          SINCE                 AGE              BENEFICIALLY OWNED              OF CLASS
---------------------------        ---------------              ---             -------------------              ---------

Charles J. August                   February 1959               79                  217,243 (1) (4)                2.7

Frederick M. Danziger               July 1984                   58                  24,174 (4)                       *

Jack M. Gallagher                   October 1987                61                 174,480 (2)                     2.2

Peter J. Solomon                    July 1984                   59               1,383,648 (3) (4)                16.6
----------------
*         Less than 1% of the shares deemed outstanding.

(1) Includes 36,289 shares of Common Stock held in The Charles J. and Burton S. August Family Foundation, a charitable trust for which Mr. August is a trustee. Mr. August disclaims beneficial ownership of such shares held in trust.

(2) Includes 52,888 shares of Common Stock issuable upon the exercise of outstanding options, exercisable within 60 days of June 1, 1998. Includes 55,000 shares held in trust for the benefit of Mr. Gallagher's children for which Mr. Gallagher is trustee. Mr. Gallagher disclaims beneficial ownership of such shares.

(3)       See note (1) under "Principal Shareholders."

(4) Includes 11,576 shares of Common Stock attributable to options granted pursuant to the Non-Employee Directors' Stock Option Plan.

Biographical Information
------------------------

          Charles J. August founded the predecessor to the Company in 1957 and served as the Company's Chairman, President and Chief Executive Officer until October 1987, when he retired.

          Frederick M. Danziger is President of Griffin Land & Nurseries, Inc. Mr. Danziger was previously of counsel in the law firm of Latham & Watkins from 1995 to 1997, and was a partner of the law firm of Mudge Rose Guthrie Alexander & Ferdon from 1989 to 1995. Mr. Danziger is a general partner of Ryan Instruments, L.P.

          Jack M. Gallagher has been President and Chief Executive Officer since February 17, 1998. Mr. Gallagher was Director of Special Projects from April 1, 1995 through February 17, 1998, and President and Chief Executive Officer from October 1987 through March 31, 1995. Prior to joining the Company, Mr. Gallagher was President of Auto Works, a 240-store chain of discount auto parts stores headquartered in Pontiac, Michigan, from May 1985 to October 1987. Mr. Gallagher has held various other positions in the auto parts and service industries, including 20 years with Firestone Tire & Rubber Co., where he was Chief Executive of the Fidesta Company, a 200-store nationwide chain of tire and service centers.

          Peter J. Solomon has been Chairman of the Board of Directors and Treasurer of Peter J. Solomon Company Limited, an investment banking firm, since May 1989. From 1985 to May 1989, he was a Vice Chairman and a member of the board of directors of Shearson Lehman Hutton, Inc. Mr. Solomon is a director of Centennial Cellular Corp., Lawfin International Limited, General Cigar Holdings, Inc., Office Depot, Inc. and Phillips-Van Heusen Corporation.

OTHER INFORMATION CONCERNING DIRECTORS

         Burton S. August and Charles J. August are brothers. Burton S. August is the father of Robert W. August.

         Lawrence C. Day served as President and Chief Executive Officer of the Company through February 17, 1998, when he resigned from the position. On February 17, 1998, Jack M. Gallagher, formerly Director - Special Projects of the Company, assumed the position of President and Chief Executive Officer on an interim basis while the Company searches for a permanent replacement for Mr. Day. Mr. Gallagher previously served as President and Chief Executive Officer from October 1987 through March 1995.

         The Company has entered into an employment agreement (the "Agreement") with Mr. Gallagher which requires full time services of Mr. Gallagher during the "Interim Term", defined as the period during which Mr. Gallagher serves as Chief Executive Officer. The "Interim Term" may not be extended beyond six months without Mr. Gallagher's consent. The Agreement provides for a base monthly salary of $35,000 during the Interim Term. The Agreement states that subsequent to the "Interim Term", Mr. Gallagher will continue in the employ of the Company, providing consulting services, at a reduced monthly salary of $2,000 through February 2003. The Agreement includes a covenant against competition with the Company for two years after termination.

         As of June 1, 1998, all executive officers and directors of the Company as a group (13 persons) owned beneficially 2,770,940 shares of Common Stock, including 65,000 shares of Class C Preferred Stock presently convertible into 429,015 shares of Common Stock, 163,266 shares of Common Stock issuable upon the exercise of outstanding options and 1,225,294 shares of Common Stock beneficially owned by the family members of, or other parties (including a charitable foundation) affiliated with certain officers and directors, which constituted approximately 32.6% of the shares deemed outstanding on that date. The officers and directors have sole voting power and sole investment power with respect to all such shares, except for the 1,225,294 shares beneficially owned by the family members of, or other parties affiliated with, such officers and directors (beneficial ownership of which has been disclaimed by such officers and directors). Exclusive of shares as to which beneficial ownership has been disclaimed, officers and directors of the Company as a group owned beneficially approximately 18.2% of Common Stock deemed outstanding on June 1, 1998. As of June 1, 1998, Named Officers (as hereinafter defined) not identified in the foregoing tables, G. Michael Cox, Executive Vice President- Store Operations, owned beneficially, 17,199 shares of Common Stock issuable upon the exercise of outstanding options, constituting less than 1% of the shares deemed outstanding on such date, and Catherine D'Amico, Senior Vice President - Finance, owned beneficially 11,758 shares of Common Stock (including 10,601 shares of Common Stock issuable upon the exercise of outstanding options) constituting less than 1% of the shares deemed outstanding on such date.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held five meetings during fiscal 1998(1). Non-employee directors of the Company receive directors' fees at the rate of $2,000 per year plus $750 per meeting attended. All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. In addition, each non-employee director receives an annual grant of an option to purchase 2,894 shares of Common Stock.

         The Board of Directors has created four standing committees: a four-member Executive Committee, a three-member Audit Committee, a four-member Compensation and Benefits Committee (the "Compensation Committee") and a four-member Stock Option Committee.

         The Executive Committee has and may exercise, between meetings of the Board of Directors, all the power and authority of the full Board of Directors, subject to certain exceptions. During fiscal 1998, the Executive Committee did not meet. Through February 17, 1998, its members were Robert W. August, Lawrence
C. Day, Donald Glickman and Peter J. Solomon. Upon Mr. Day's resignation as President and Chief Executive Officer in February 1998, Jack M. Gallagher was appointed to the Executive Committee.

         The Audit Committee has the power and authority to select and engage independent auditors for the Company, subject to the approval of shareholders, and reviews with the auditors and with the Company's management all matters relating to the annual audit of the Company. The Audit Committee held two meetings in fiscal 1998. Through February 17, 1998, its members were Frederick
M. Danziger, Donald Glickman, Jack M. Gallagher and W. Gary Wood. Upon his appointment as interim President and Chief Executive Officer in February 1998, Mr. Gallagher resigned from this committee.

         The Compensation Committee has the power and authority to review and approve the remuneration arrangements for executive officers and employees of the Company and to select participants, approve awards under, interpret and administer the employee benefit plans of the Company (other than stock option plans). The Compensation Committee held two meetings in fiscal 1998. Its members are Donald Glickman, Peter J. Solomon, Lionel B. Spiro and, until his resignation in February 1998, Lawrence C. Day.

         The Stock Option Committee has the power and authority to select participants and approve awards under, and to interpret and administer or otherwise act with respect to, the Company's stock option plans. During fiscal 1998, the Stock Option Committee met six times. Its members are Charles J. August, Donald Glickman, Lionel B. Spiro and Peter J. Solomon.

-------------------

(1) References in this Proxy Statement to fiscal years are to the Company's fiscal years ending or ended March 31 of each year (e.g., references to "fiscal 1998" are to the Company's fiscal year ended March 31, 1998).

                             EXECUTIVE COMPENSATION

         The following table sets forth, for the Company's last three fiscal years, the annual and long-term compensation of those persons who were, at March 31, 1998, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                       COMPENSATION
                                                      ANNUAL COMPENSATION                 AWARDS
                                            -----------------------------------------     ------
                                            FISCAL YEAR
NAME AND                                                                                                      ALL OTHER
PRINCIPAL                                      ENDED         SALARY        BONUS        OPTIONS (4)        COMPENSATION (1)
POSITION                                     MARCH 31,        ($)           ($)             (#)                  ($)
--------                                     ---------        ---           ---             ---                  ---

Jack M. Gallagher                               1998        122,500              0          90,000
President and                                   1997         80,000              0               0               1,814
Chief Executive Officer (2)                     1996        130,000              0               0                 725

G. Michael Cox                                  1998        140,400              0               0
Executive Vice President -                      1997        126,650         42,778          17,500               2,843
Store Operations                                1996        125,200              0          10,500              21,328

Robert W. August                                1998        146,900              0               0
Senior Vice President -                         1997        142,360         46,385               0               3,227
Store Support, and Secretary                    1996        140,995              0               0                 725

Catherine D'Amico                               1998        113,865         25,000               0
Senior Vice President -                         1997        109,200         35,681           5,000               2,475
Finance, and Chief Financial Officer            1996        108,150              0           6,300                 707

Lawrence C. Day                                 1998        235,000              0               0
Former President and                            1997        225,000        176,445          75,000               3,400
Chief Executive Officer (3)                     1996        221,330              0         105,945                 725
------------

(1) For most officers, All Other Compensation represents the Company's contributions to the Monro Muffler Brake, Inc. Profit Sharing Plan for the accounts of the Named Officers. Information relating to fiscal 1998 profit sharing contributions is not yet available.

        For Mr. Cox, All Other Compensation for 1996 represents only reimbursement for relocation expenses.

(2) Until February 17, 1998, Mr. Gallagher was Director - Special Projects. (See "Other Information Concerning Directors").

(3) Mr. Day served as President and Chief Executive Officer through February 17, 1998, when he resigned from the position. Mr. Day terminated employment with the Company on March 31, 1998. (See "Other Information Concerning Directors").

(4) The number of options shown has been adjusted to reflect the impact of the five percent stock dividends paid in August 1997 and August 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth, for the Company's fiscal year ended March 31, 1998, information concerning the granting of options to the Named
Officers:

                                                   INDIVIDUAL GRANTS
                           ------------------------------------------------------------------

                                                 % OF TOTAL                                         POTENTIAL REALIZABLE
                                                  OPTIONS           EXERCISE                        VALUE ASSUMING RATES
                         OPTIONS (2)             GRANTED IN          PRICE        EXPIRATION           OF STOCK PRICE
NAME                         (#)              FISCAL YEAR (3)        ($/SH)          DATE             APPRECIATION OF
----                     -----------          ---------------        -------         ----          ----------------------
                                                                                                   5% (1)           10% (1)
                                                                                                   ------           -------
Jack M. Gallagher          90,000                  72.48             14.00         1/29/08        792,407           2,008,115

-----------------

(1) These values are calculated by comparing the exercise price of such options to the market value of the shares of Common Stock subject to such options, assuming that the market price of such shares increases by 5% and 10%, respectively, during each year of the options' terms. Actual gains, if any, on the stock option exercises are dependent on the future performance of the Common Stock and overall stock conditions, as well as the option holder's continued employment through the vesting period. The value stated may not necessarily be achieved.

(2) Options granted in fiscal 1998 under the Company's 1989 Employees' Incentive Stock Option Plan. Subject to certain conditions, 25% of such options become exercisable on the date of grant, 37.5% become exercisable one year after the date of grant and 37.5% become exercisable two years after the date of grant.

(3) Based on a total of 124,175 options granted to 32 employees of the Company in fiscal 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for the Company's fiscal year ended March 31, 1998, information concerning the exercise of options by the Named Officers and the value of unexercised options of the Named Officers:

                          NUMBER OF                                                                TOTAL VALUE OF
                            SHARES                            TOTAL NUMBER OF            UNEXERCISED, IN-THE-MONEY OPTIONS
                         ACQUIRED ON       VALUE        UNEXERCISED OPTIONS HELD AT                   HELD AT
                           EXERCISE       REALIZED             MARCH 31, 1998                      MARCH 31, 1998
NAME                         (#)            ($)                   (#)                                  ($)
----                         ---            ---                   ---                                  ---
                                                      EXERCISABLE    UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
                                                      -----------    -------------      -----------        -------------
Jack M. Gallagher                    0             0     52,888           67,500             164,621           177,525
G. Michael Cox                       0             0     13,892           38,661               7,492            62,115
Catherine D'Amico                    0             0      7,293           13,688              32,776            43,109
Lawrence C. Day                      0             0     38,896              *               210,783              *

* Mr. Day resigned from the Company effective March 31, 1998 and any unexercisable options were forfeited at that time.
---------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for setting the Chief Executive Officer's compensation and making annual recommendations for the compensation of the other executive officers to the full Board of Directors after considering recommendations made by the Chief Executive Officer.

     Executive compensation is a mix of salary, annual bonus awarded under the executive bonus plan, Company contributions to the profit sharing plan and pension plan, long-term compensation in the form of stock options and other benefits generally available to all employees. The Company relies to a large degree on bonus, stock options and stock ownership to attract and retain executives of outstanding ability and to motivate them to work to their fullest potential. Under the executive bonus plan, the Compensation Committee seeks to enhance the profitability of the Company by aligning closely the financial interest of the Company's executives with those of its shareholders through the payment of bonuses based on attainment of profit targets. In setting base salaries, the Company refers to the National Executive Compensation Survey published by The Management Association of Illinois.

     The fiscal 1998 compensation of Lawrence C. Day, who until February 17, 1998 served as Chief Executive Officer, consisted of a salary of $235,000 which was set at the beginning of the year, a bonus and other benefits extended to all full-time employees. Mr. Day did not receive a bonus for fiscal 1998 because the Company did not attain the minimum required percentage of targeted profit performance. The Chief Executive Officer does not participate in the Compensation Committee's determination of his compensation.

     The salaries of other executive officers are set at amounts the Company believes to be comparable to those paid to executives holding similar positions at other automotive service companies of comparable size. Bonuses are paid based on attainment of profit targets. Executive officers did not receive bonuses for fiscal 1998 and fiscal 1996 because the Company did not attain the minimum required percentage of targeted profit performance. However, Catherine D'Amico was awarded a bonus in connection with her performance in the negotiation of the pending acquisition of the Speedy Muffler stores in the United States (the "Speedy Stores") from Speedy Muffler King, Inc.

     All employees, including executive officers, may receive stock options from time to time under the Company's stock option plans. Stock option grants are recommended by the Stock Option Committee of the Board of Directors, a committee composed primarily of non-management directors. Under the stock option plans, 322,420 shares are currently available for grants to employees. During fiscal 1998, the Stock Option Committee granted options, including 90,000 to Jack M. Gallagher, interim President and Chief Executive Officer in recognition of such officer's new or expanded management responsibilities. Options exercisable for an aggregate of 20,258 shares were also granted to seven non-employee directors of the Company under the terms of the Non-Employee Directors' Stock Option Plan approved by shareholders in August 1995.

     The executive officers participate in the Company's qualified, non-contributory profit sharing and pension plans on the same basis as all other employees. The Company offers health care, life insurance, disability insurance and other benefits to the executive officers on substantially the same terms as available to all employees of the Company. The amount of perquisites received by any executive officer in fiscal 1998 did not exceed $50,000 or ten percent of his or her cash compensation.

     The federal income tax laws impose limitations on the deductibility of compensation in excess of $1 million paid to executive officers in certain circumstances. The Compensation Committee intends that all compensation paid to executive officers in fiscal 1998 will be deductible by the Company under such tax laws.

     The members of the Compensation Committee are Donald Glickman, Peter J. Solomon, Lionel B. Spiro and until his resignation in February 1998, Lawrence C. Day.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Lawrence C. Day, who until February 17, 1998 was the President and Chief Executive Officer of the Company, served on the Compensation Committee during the Company's last fiscal year.

     In June 1991, the Company entered into a management agreement effective July 1, 1991, with Peter J. Solomon Company Limited ("PJSC") pursuant to which PJSC provides to the Company strategic and financial advice relating to financing, capital structure, mergers and acquisitions and offensive/defensive positioning for a fee of $160,000 per year (plus reimbursement of out-of-pocket expenses). Pursuant to such agreement, the Company has agreed to indemnify PJSC against certain liabilities. In addition, PJSC, from time to time, provides additional investment banking services to the Company for customary fees. The firm is providing financial advisory services to the Company in connection with the acquisition of and financing for the Speedy Stores. Peter J. Solomon, Chairman of the Board and principal shareholder of the Company, is Chairman of PJSC.

PERFORMANCE GRAPH

     Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the S&P 400 Index and the S&P Retail Stores-Specialty Index for the sixty month period from March 31, 1993 to March 31, 1998 (March 31, 1993 = 100):

PENSION PLAN

        The Company sponsors a qualified, noncontributory retirement plan (the "Pension Plan"). Each employee who has attained age 21 becomes a participant on the April 1 or October 1 following the date the employee completes one year of service. The basic benefit under the Pension Plan is a straight life annuity. Benefit payments generally begin upon retirement at age 65 or age 60 with 20 years of service. Subject to certain limits required by law, benefits are payable monthly in an amount equal to (i) 45% of a participant's average monthly earnings for the highest ten consecutive years prior to retirement, less (ii) 45% of the monthly primary Social Security benefit payable to a participant at retirement. The amount of the benefit is reduced for short service participants and also is reduced if a participant terminates his or her employment prior to retirement.

        Remuneration covered by the Pension Plan includes any kind of compensation that is subject to tax for Social Security benefits without regard to the dollar limitation on such compensation subject to FICA taxes. The Pension Plan only recognizes such earnings up to $100,000 for plan years beginning after March 31, 1986.

        Benefits under the Pension Plan are 100% vested in each participant upon completion of five years of service, attainment of age 65 or the termination of the Pension Plan. Lump sum distributions are available at termination or retirement only for accrued benefits of $3,500 or less.

        The following table shows the estimated annual benefits payable upon retirement at age 65 under the formula described above to participants under the Pension Plan, excluding the offset for Social Security benefits:

                                                 PENSION PLAN TABLE

          AVERAGE COMPENSATION                              NUMBER OF YEARS OF SERVICE
          --------------------       -------------------------------------------------------------------------
                                         5              10             15              20             25
                                     ----------     -----------    ------------    -----------    ------------

              $100,000                $22,500        $45,000         $45,000        $45,000         $45,000


        The following are estimated years of credited service at age 65 (rounded to the nearest year) under the Pension Plan for each of the Named Officers: Jack
M. Gallagher -- 14 years; G. Michael Cox -- 22 years; Robert W. August -- 43 years; Catherine D'Amico -- 28 years; and Lawrence C. Day -- 21 years.


                              CERTAIN TRANSACTIONS

AFFILIATE LEASES

        The Company leases 41 stores from Charles J. August, Burton S. August and others or partnerships or trusts in which such persons or members of their families, including Robert W. August, have interests. In fiscal 1998, the Company paid or accrued $1,786,000 as rent for these stores. As of June 1, 1998, most of these properties were subject to mortgages or notes under which such persons or entities were obligated.

        The Company has not entered into any affiliate leases, other than renewals or modifications of existing leases, since May 1989, and as a matter of policy, will not do so.

        (See also "Compensation Committee Interlocks and Insider
Participation").

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with; except that John W. August, a former officer of the Company, reported a sale of 17,400 shares of Common Stock on a Form 4 that was filed late.

                              APPROVAL OF AUDITORS

        Subject to ratification by shareholders at the Annual Meeting, the Board of Directors, upon recommendation of the Audit Committee, has re-appointed Price Waterhouse LLP as independent auditors to audit the books and accounts of the Company for fiscal 1999. A representative of Price Waterhouse LLP will be present at the Annual Meeting to respond to questions and will have an opportunity to make a statement if he or she desires to do so.


                              SHAREHOLDER PROPOSALS

        Proposals of shareholders to be presented at the annual meeting to be held in 1999 must be received by the Company for inclusion in the Company's next proxy statement and form of proxy by March 4, 1999.

                             ADDITIONAL INFORMATION

        THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1998, AS FILED WITH THE SEC, WITHOUT CHARGE, EXCEPT THAT COPIES OF ANY EXHIBIT TO SUCH REPORT WILL BE FURNISHED UPON PAYMENT BY SUCH SHAREHOLDER OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. WRITTEN REQUESTS MAY BE DIRECTED TO THE COMPANY, 200 HOLLEDER PARKWAY, ROCHESTER, NEW YORK 14615,
ATTENTION: SECRETARY.


                                              By order of the Board of Directors


                                               /s/ Robert W. August
                                                   ----------------
                                                   Robert W. August
                                                   Secretary

Rochester, New York
July 1, 1998

                           MONRO MUFFLER BRAKE, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS, AUGUST 3, 1998

The undersigned hereby appoints Jack M. Gallagher and Catherine D'Amico, as proxies, each with the power to appoint his substitute and hereby authorize such person acting individually, to represent and to vote, as specified on the reverse side hereof, all of the shares of common stock of Monro Muffler Brake, Inc. which the undersigned may be entitled to vote at the Annual meeting of Stockholders to be held at The Hutchison House, 930 East Avenue, Rochester, New York, 14607, commencing at 10:00 a.m. on August 3, 1998 and at any postponement or adjournment thereof; and in the discretion of the proxies, their substitutes or delegates, to vote such shares and to represent the undersigned in respect of other matters properly brought before the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SIGNING STOCKHOLDER ON THE REVERSE SIDE HEREOF. UNLESS THE AUTHORITY TO VOTE FOR ELECTION OF ANY NOMINEE FOR DIRECTOR IS WITHHELD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                        (To Be Signed on Reverse Side.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                           MONRO MUFFLER BRAKE, INC.

                                 AUGUST 3, 1998

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A  X  Please mark your votes as in this example:
  ---

1. To elect Class 1 directors to the Board of Directors.

     FOR                 WITHHOLD        Nominees: Burton S. August
 all nominees         authority for                Robert W. August
                       all nominee(s)              Donald Glickman
    [  ]                   [  ]                    Lionel S. Spiro
                                                   W. Gary Wood


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the person's name below.)

-----------------------------------------------------------------------------


2. Ratification of the re-appointment of     FOR      AGAINST       ABSTAIN
   Price Waterhouse LLP as the independent
   auditors of the Company.                  --       -------       -------

                 Mark here for change of address and note in full.
                                                                    -------

I will not attend meeting                    I will attend meeting
                          --------                                  -------

SIGNATURE                                                      DATE
         -----------------------------------------------------     --------

SIGNATURE                                                      DATE
         -----------------------------------------------------     --------
                  SIGNATURE, IF SHARES HELD JOINTLY

Instruction: Please sign exactly as your name appears hereon. When shares are held by joint persons, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.